UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): June 16, 2008


                             Tilden Associates, Inc.
             (Exact name of registrant as specified in its charter)


          Delaware                 000-1027484             11-3343019
(State or other jurisdiction       (Commission            (IRS Employer
      of incorporation)            File Number)         Identification No.)


       300 Hempstead Turnpike - Suite 110
            West Hempstead, New York                          11552
    (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code: (516) 746-7911


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.   Termination of a Material Definitive Agreement.

By letter dated June 16, 2008 (the "Termination Letter"), Extreme Mobile Coating, LLC ("Extreme") notified Tilden Associates, Inc. (the "Company") and TFB Acquisition Company, LLC ("TFB") that Extreme was terminating the Agreement and Plan of Merger and Reorganization, dated as of March 27, 2008 (the "Merger Agreement"), among the Company, Extreme, Extreme Acquisition Company, Inc. ("Acquisition Sub") and TFB Acquisition Company, LLC ("TFB"). The Merger Agreement contemplated the Company's acquisition of Extreme by way of a merger (the "Merger") of Acquisition Sub, a recently formed, wholly-owned subsidiary of the Company, with and into Extreme. Under the terms of the Merger Agreement, the existing shareholders of Extreme were to be issued approximately 9,355,000 unregistered shares (the "Shares") of the Company's common stock after giving effect to a proposed 1-for-17 reverse split of the Company's Common Stock, and Extreme was to become a wholly owned subsidiary of the Company. The Shares were to represent approximately 94% of the Company's outstanding common stock, on a fully diluted basis, after the completion of the Merger. The Merger Agreement further provided that at the effective time of the Merger, the assets used by the Company to conduct its existing business of selling automotive franchises and administering and supporting full service automotive repair centers, would be sold to TFB, a newly formed company controlled by Robert Baskind, the chairman of the board, chief executive officer and president of the Company.

The Company filed a Current Report on Form 8-K (Date of Report: March 27, 2008) (the "Prior Form 8-K") with the Securities and Exchange Commission on April 1, 2008 reporting the Company's entry into the Merger Agreement. The Merger Agreement was filed as an exhibit to the Prior Form 8-K and the description of the Merger Agreement set forth above is qualified in its entirety by reference to such exhibit.

Extreme noted in the Termination Letter that a class action lawsuit was filed against the members of the Company's board of directors that, Extreme stated, "is expected to have an adverse impact on the ability of Tilden to complete" the acquisition of Extreme "on a timely basis and would likely result in expenses that the parties are unwilling to bear if they were to pursue" the transactions contemplated by the Merger Agreement.

The Termination Letter, as executed by the Company and TFB, also resulted in Extreme, Tilden and TFB exchanging releases of any claims, liabilities, obligations and damages that any such party may have against any of the other parties, and each of their respective officers, directors, members managers and agents.

The Termination Letter is filed as an exhibit to this Current Report on Form 8-K and the description of the Termination Letter set forth above is qualified in its entirety by reference to such exhibit.

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Item 9.01.   Financial Statements and Exhibits.

Set forth below is a list of exhibits to this Current Report on Form 8-K:

Exhibit
Number     Description
-------    -----------

 10.1 Agreement and Plan of Merger and Reorganization, dated as of March 27, 2008, among Tilden Associates, Inc., Extreme Acquisition Company, Extreme Mobile Coatings, Inc. and TFB Acquisition Company, LLC. [Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K (Date of Report: March 27, 2008) of Tilden Associates, Inc., filed with the Securities and Exchange Commission on April 1, 2008.]

 10.2 Letter, dated June 16, 2008, of Extreme Mobile Coating, LLC, addressed to Tilden Associates, Inc. and TFB Acquisition Company, LLC.


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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  June 18, 2008                  Tilden Associates, Inc.

                                       By: /s/ ROBERT BASKIND
                                           ------------------------------------
                                           Robert Baskind, President



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